UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2005

APPLIED FILMS CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-23103 (Commission File No.)	84-1311581 (IRS Employer Identification No.)

9586 I-25 Frontage Road, Suite 200, Longmont, Colorado (Address of Principal Executive Offices)		80504 (Zip Code)

303-774-3200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01     Entry into a Material Definitive Agreement.

        As previously reported, Applied Films Corporation ("AFC") entered into a purchase and sale agreement and a lease pursuant to which AFC intended to sell its headquarters facility located at 9586 I-25 Frontage Rd., Suite 200, Longmont Colorado ("Facility") to First Industrial Acquisitions, Inc. ("FIA"), and lease it back from FIA. FIA subsequently assigned its rights to purchase the Facility to First Industrial Development Services, Inc. ("FIDS"). The transaction was consummated on December 22, 2005 and was the result of arm's length negotiations.

        Under the lease, AFC will lease the Facility from FIDS for a term of 65 months, approximately twenty months shorter than the term of AFC's prior lease, and for an initial base rent of $68,216 per month, which is less than the $80,318 per month rent AFC paid its former landlord.

Item 2.01     Completion of Acquisition or Disposition of Assets

        As described above, before entering into the lease, AFC sold the Facility to FIDS at a price of $7,350,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2005	APPLIED FILMS CORPORATION By /s/ Lawrence D. Firestone —————————————— Lawrence D. Firestone Chief Financial Officer